                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                 AMERON INTERNATIONAL CORPORATION
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

[LOGO]

                        AMERON INTERNATIONAL CORPORATION
    CORPORATE OFFICES: 245 SOUTH LOS ROBLES AVE., PASADENA, CALIFORNIA 91101

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To The Stockholders:

The Annual Meeting of Stockholders of Ameron International Corporation, a Delaware corporation (the "Company") will be held at The Pasadena Hilton Hotel, 150 South Los Robles Ave., Pasadena, California, on Wednesday, March 21, 2001 at 9:00 a.m. for the following purposes:

    1. To elect three directors to hold office for a term of three years, or until their successors are elected and qualified.

    2. To ratify the appointment of Deloitte & Touche LLP as independent public accountants of the Company for fiscal year 2001.

    3.  To approve the 2001 Stock Incentive Plan.

    4. If properly presented, to consider and act upon the stockholder's proposal set forth on pages 12 and 13, which proposal is opposed by the Board of Directors.

    5. To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed February 6, 2001 as the record date for the determination of stockholders entitled to vote at this meeting and any adjournments thereof.

YOUR VOTE IS IMPORTANT

Holders of a majority of the outstanding voting shares of the Company must be present either in person or by proxy in order for the meeting to be held. Whether or not you expect to attend the Annual Meeting, your proxy vote is important.

PLEASE SIGN AND RETURN YOUR PROXY PROMPTLY. A return envelope, requiring no postage if mailed in the United States, is enclosed for your convenience in replying.

If you are a stockholder of record and plan to attend the meeting, please check your proxy card in the space provided. If your shares are not registered in your name, please advise the stockholder of record (your broker, bank, etc.) that you wish to attend. That firm will provide you with evidence of ownership which will admit you to the meeting.

                                          JAVIER SOLIS
                                          SECRETARY

February 16, 2001

                        AMERON INTERNATIONAL CORPORATION
                 CORPORATE OFFICES: 245 SOUTH LOS ROBLES AVE.,
                           PASADENA, CALIFORNIA 91101

                            ------------------------

                               FEBRUARY 16, 2001

                                PROXY STATEMENT

                             ---------------------

    This proxy statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Ameron International Corporation (the "Company") to be held at the time and place and for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. This proxy statement and the proxy card included herewith were first sent to stockholders on or about February 16, 2001. THE SOLICITATION IS MADE ON BEHALF OF THE COMPANY BY ITS BOARD OF DIRECTORS AND THE COST OF SOLICITATION WILL BE BORNE BY THE COMPANY.

    Please sign, date and return the enclosed proxy card to ensure that your shares are voted. The proxy may be revoked at any time prior to exercise thereof but if not revoked will be voted. A proxy can be revoked by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Each proxy will be voted as instructed, and if no instruction is given will be voted FOR the election of the three nominees for director named below; FOR the ratification of the appointment of Deloitte & Touche LLP as independent public accountants of the Company; FOR the approval of the stock incentive plan; and AGAINST the stockholder proposal described below. The named proxies may vote in their discretion upon such other matters as may properly come before the meeting.

    The record date for the determination of stockholders entitled to vote at the Annual Meeting is February 6, 2001. On such date, there were issued, outstanding and entitled to vote at the Annual Meeting, 3,869,357 shares of Common Stock of the Company (the "Common Stock"). Every stockholder is entitled to one vote for each share of Common Stock registered in his or her name at the close of business on the record date, except that stockholders may cumulate their votes in the election of Directors. See "Election of Directors." Common Stock is the only class of voting stock outstanding.

    Assuming a quorum is present in person or by proxy at the meeting, with respect to the election of directors, the three nominees receiving the greatest number of votes cast will be elected directors. The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting is necessary for the ratification of the appointment of Deloitte & Touche LLP as independent public accountants of the Company for fiscal year 2001 and for the approval of the stock incentive plan and the shareholder proposal described below.

    For purposes of determining whether a matter has received a majority vote, abstentions will be included in the vote totals, with the result that an abstention has the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker nonvotes"), those shares will not be included in the vote totals and therefore will have no effect on the vote.

                             ELECTION OF DIRECTORS
                                 (PROXY ITEM 1)

    As of the date of this Proxy Statement, the Bylaws of the Company provide for a Board of Directors composed of eight directors. Three directors are to be elected at the 2001 Annual Meeting. J. Michael Hagan, Terry L. Haines and Alan
L. Ockene were elected to their present term of office as Class III directors at the Company's 1998 Annual Meeting of Stockholders. Class III directors will hold office until the Annual Meeting of Stockholders in the year 2004 or until their respective successors have been elected and qualified. All of the nominees have consented to being named herein and to serve if elected. In the event that any of the nominees should become unavailable prior to the Annual Meeting, proxies in the enclosed form will be voted for a substitute nominee or nominees designated by the Board of Directors or the Board, at its option, may reduce the number of directors to constitute the entire Board.

    Stockholders have cumulative voting rights with respect to the election of directors. Cumulative voting rights entitle a stockholder to give one nominee as many votes as is equal to the number of directors to be elected, multiplied by the number of shares owned by the stockholder, or to distribute such votes to one or more nominees, as the stockholder determines. Unless you indicate otherwise on the proxy card, if you vote "FOR" all nominees, the proxies will allocate your votes equally among the nominees listed above; if you withhold authority to vote for any nominee or nominees, the proxies will allocate your votes equally among the nominees listed above except those for whom you withhold authority to vote.

    The following information, which has been provided to the Company by the Directors, shows for each of the nominees for director and for each director whose term continues, principal occupation and business experience during the past five years and other affiliations.

                           2001 NOMINEES FOR DIRECTOR

    J. MICHAEL HAGAN. Retired Chairman, President and Chief Executive Officer of Furon Company. Director of Remedytemp, Inc. and PIMCO Funds. Age 61. He has been a director of the Company since 1994.

    TERRY L. HAINES. President, Chief Executive Officer and director of A. Schulman, Inc. Director of First Merit Corp. Age 54. He has been a director of the Company since 1997.

    ALAN L. OCKENE. Retired President and Chief Executive Officer, General Tire, Inc. and a member of the Executive Board of Directors of Continental AG of Hanover, Germany, General Tire's parent company. Formerly Vice President, Latin America, Caribbean, Europe & Africa for Goodyear Tire & Rubber Company. Director of A. Schulman,Inc. Age 69. He has been a director of the Company since 1995.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THESE NOMINEES AND THE ENCLOSED PROXY CARD WILL BE SO VOTED UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE.

         CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING
                                IN THE YEAR 2002

    STEPHEN W. FOSS. Chairman, President and Chief Executive Officer, Foss Manufacturing Company, Inc. Director of Tyco International, Ltd. Age 58. He has been a director of the Company since 1995.

    JAMES S. MARLEN. Chairman of the Board of the Company since January 1995, President and Chief Executive Officer since June 1993. Formerly Vice President and Officer of GenCorp. Inc. and President, GenCorp Polymer Products, the consumer and industrial product sectors of GenCorp. Mr. Marlen is a director of
A. Schulman, Inc. (NASDAQ), a leading multinational manufacturer of high-performance plastics compounds and resins, and Parsons Corporation, a privately held, worldwide engineering and construction firm. Mr. Marlen was named a Distinguished Engineering Fellow of the University of Alabama and in February 1998, he was inducted into the State of Alabama Engineering Hall of Fame. Mr. Marlen is also a director in various civic and trade organizations. Age 59. He has been a director of the Company since 1993.

         CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING
                                IN THE YEAR 2003

    PETER K. BARKER. Advisory Director and former partner with Goldman Sachs & Co. Director of Department 56, Inc. and Stone Energy, Inc. Age 52. He has been a director of the Company since 1999.

    JOHN F. KING. President & Chief Executive Officer of Weingart Center Association since 1996. Formerly Chairman of the Board and Chief Executive Officer, World Trade Bank. Director of Golden State Bancorp/California Federal Bank. Age 67. He has been a director of the Company since 1986.

    JOHN E. PEPPERCORN. Retired Vice President of Chevron Corporation and President of Chevron Chemical Co. LLC, a subsidiary of Chevron Corporation. Age
63. He has been a director of the Company since 1999.

                          THE BOARD AND ITS COMMITTEES

    The Board has standing committees, with duties, current membership and number of meetings for each as shown below. In addition to the membership shown, James S. Marlen is an ex-officio member of all committees; however, he does not vote in the actions of the Compensation & Stock Option Committee or the Board of Directors with respect to stock options or other matters pertaining to his own compensation.

AUDIT COMMITTEE                                Two meetings held during 2000
  Members:
    John F. King, Chairman
    J. Michael Hagan
    Terry L. Haines

Functions of the Audit Committee are described in the Audit Committee Charter, which has been adopted by the Board of Directors and which appears as Exhibit 1 to this proxy statement.

COMPENSATION & STOCK OPTION COMMITTEE          Two meetings held during 2000
  Members:
    Stephen W. Foss, Chairman
    Alan L. Ockene
    John E. Peppercorn

Functions of the Compensation & Stock Option Committee, all of whose actions are subject to approval by the Board, are: Review and approve salary ranges for top managerial and executive positions; approve salary rates for corporate officers and recommend salary rates for the Chief Executive Officer and President; approve management incentive compensation and long-term incentive plans and top management awards thereunder and any contingent compensation plans of the Company; fix total incentive compensation appropriation annually; administer stock compensation plans and make stock option grants and awards thereunder.

EXECUTIVE COMMITTEE                            No meetings held during 2000
  Members:
    James S. Marlen, Chairman
    Peter K. Barker
    Stephen W. Foss
    John E. Peppercorn

Functions of the Executive Committee, all of whose actions are subject to approval by the Board, are: Exercise, between meetings of the Board and while the Board is not in session, those duties of the Board of Directors in the management of the business of the Company which may lawfully be delegated to it by the Board.

FINANCE COMMITTEE                              No meetings held during 2000
  Members:
    J. Michael Hagan, Chairman
    Peter K. Barker
    Stephen W. Foss

Functions of the Finance Committee, all of whose actions are subject to approval by the Board, are: Review financing policies and programs and consider their effect on the financial position of the Company; review policies, plans and performance of pension fund investments.

NOMINATING COMMITTEE                           One meeting held during 2000
  Members:
    Terry L. Haines, Chairman
    John F. King
    James S. Marlen

Functions of the Nominating Committee, all of whose actions are subject to approval by the Board, are: Recommend total size of Board, personal qualifications for membership, and tenure of directorship; review qualifications of candidates for directorship; obtain, review, and recommend candidates to fill vacancies. The Committee will consider nominees recommended by stockholders whose communications can be addressed to the Nominating Committee, care of the Secretary of the Company.

    The Board of Directors met a total of seven times in 2000, and all directors attended at least 75% of the aggregate number of meetings of the Board and Board Committees on which they served for the period in which they served.

COMPENSATION OF DIRECTORS AND RETIREMENT POLICIES

    Directors who were not officers or employees of the Company received an annual retainer of $24,000 plus $2,200 for each Board meeting attended in 2000. Directors are available for consultation at any time by Management and normally receive no additional compensation for such consultation. For meetings of committees of the Board of Directors, a fee of $1,500 per meeting was paid. The fee was paid to each director who attended and actively participated. Chairmen of committees received an additional $300 fee for committee meetings chaired. Directors may, by special arrangement, receive an additional fee for special assignments involving unusual demands on their time. Such fees are normally determined in advance by mutual agreement with Management as appropriate in the circumstances. No such special assignments were in effect during 2000. Pursuant to the 1994 Nonemployee Director Stock Option Plan approved by stockholders at the 1995 Annual Meeting and amended by stockholders at the 1999 Annual Meeting, each year on the first business day following the date of the Annual Meeting of Stockholders, nonemployee directors are granted an option to purchase 1,500 shares of the Company's Common Stock. These shares are exercisable in annual increments of 375 shares each, beginning on the first anniversary date of the grant and have an exercise price equal to the fair market value of the shares on the date of the grant.

    The Board of Directors has a policy establishing the mandatory retirement date of each member of the Board as of the date of the Annual Meeting of Stockholders of the Company next following the director's 72nd birthday.

                    PROPOSAL FOR RATIFICATION OF APPOINTMENT
                       OF INDEPENDENT PUBLIC ACCOUNTANTS
                                 (PROXY ITEM 2)

    The Board of Directors, upon recommendation of its Audit Committee, has appointed the firm of Deloitte & Touche LLP, as independent public accountants to examine the Company's financial statements for its fiscal year ending November 30, 2001. This firm has no financial interest of any kind in the Company or its subsidiaries. The firm has had no connection with the Company or its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A member of the firm of Deloitte & Touche LLP is expected to be present at the Annual Meeting to answer questions and to make a statement if he or she desires to do so.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE FIRM OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR 2001 AND THE ENCLOSED PROXY CARD WILL BE SO VOTED UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE.

    If the appointment is not ratified by a majority of the shares of Common Stock represented at the meeting on this proposal, the adverse vote will be considered as a directive to the Board of Directors to select other independent public accountants for the following year. However, because of the difficulty and expense of making any substitution so long after the beginning of the current year, it is contemplated that the appointment for the fiscal year ending November 30, 2001 will be permitted to stand unless the Board finds other good reason for making a change.

                     ADOPTION OF 2001 STOCK INCENTIVE PLAN
                                 (PROXY ITEM 3)

GENERAL

    At the 2001 Annual Meeting, the stockholders will be asked to approve the Ameron International Corporation 2001 Stock Incentive Plan (the "Stock Plan").

    The description of the Stock Plan contained below is qualified in its entirety by reference to the provisions of the Stock Plan, which is attached as
Exhibit 2 to this Proxy Statement. As of February 13, 2001, approximately 50 employees (including officers, key employees, directors and non-employee directors) were eligible to participate in the Stock Plan.

PURPOSE

    The purpose of the Stock Plan is to enable the Company to offer options, restricted stock, performance shares and performance units to key employees and officers and directors of the Company or any other corporation, partnership, joint venture, limited liability company or other entity in which the Company owns 50% or more of the equity ownership interests ("Eligible Affiliate"), directly or indirectly, and consultants and independent contractors providing services to the Company or an Eligible Affiliate. In addition, the Stock Plan provides for annual automatic option grants to non-employee members of the Board.

EFFECT ON PRIOR PLANS

    The Stock Plan will serve as the successor to the Company's existing 1992 Incentive Stock Compensation Plan and 1994 Non-Employee Directors Stock Option Plan ("Prior Plans"), and no further awards will be made under the Prior Plans from and after the date on which the Company's stockholders approve the adoption of the Stock Plan ("Effective Date"). As of the Effective Date, all outstanding awards under the Prior Plans will be incorporated into the Stock Plan and will accordingly be treated as outstanding awards under the Stock Plan. However, each outstanding award so incorporated will continue to be governed solely by the express terms and conditions of the agreements evidencing such award, and no provision of the Stock Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated awards with respect to their acquisition of shares of the Company's common stock thereunder.

ADMINISTRATION

    The Stock Plan will be administered by a committee or committees ("Committee") appointed by the Board, consisting of two or more members of the Board. In establishing the composition of the Committee, the Board will consider, but is not bound by compliance with, Rule 16b-3 under the Exchange Act and Section 162(m) of the Internal Revenue Code. Rule 16b-3 provides several alternative means of exempting transactions under the Stock Plan from the short-swing trading liability provisions of Section 16(b) of the Exchange Act, including but not limited to administration by a committee that satisfies certain requirements as to composition.

    The Committee is generally authorized to construe and interpret the Stock Plan, to select eligible individuals for Stock Plan participation and to specify the terms of awards under the Stock Plan.

    The Company will pay all costs of administration of the Stock Plan. Cash proceeds received from the issuance of awards under the Stock Plan will be used for general corporate purposes.

SHARES AND TERMS

    Stock subject to awards granted under the Stock Plan is the Company's authorized but unissued ("Common Stock"). Subject to the adjustments described below, the number of shares of Common Stock that may be issued under the Stock Plan will not exceed 190,000. No more than 40,000 of such shares shall be issued as either restricted stock, performance units or performance shares.

    To the extent that an option issued under the Stock Plan expires or is terminated, canceled or forfeited for any reason without having been exercised in full, any remaining shares allocable to the unexercised portion of such option will again become available for subsequent grants under the Stock Plan. Any shares held by an award holder that are delivered to the Company or that are otherwise withheld from shares issuable under an award in payment of all or a portion of the exercise price or tax withholding obligations for such award will be available for subsequent grants and awards. Any shares issued or awards settled by the Company as a result of the assumption or substitution of outstanding grants or grant commitments by an acquired company or other entity will not be counted against the maximum share limitations under the Stock Plan.

    The market value of the Company's Common Stock as reported on the New York Stock Exchange as of February 13, 2001 was $45.60 per share.

    The Stock Plan provides that no individual may receive awards with respect to greater than 90,000 shares (subject in each case to adjustment as described above), during any consecutive 12-month period.

    Nothing in the Stock Plan prohibits the Company from adopting other equity compensation programs for employees of the Company and its subsidiaries, including employees eligible for grants under the Stock Plan. The terms of options granted under the Prior Plans are substantially similar to the terms of options expected to be granted under the Stock Plan. The 1992 Incentive Stock Compensation Plan restricts the number of shares issuable thereunder each year to 1.5% of the total number of shares issued and outstanding on the preceding December 31. The 1994 Non-Employee Directors Stock Option Plan reserves 120,000 shares for issuance thereunder. Through February 13, 2001, approximately 37,500 shares had been issued under the Prior Plans and approximately 570,409 shares were subject to options and other awards outstanding thereunder. Assuming the stockholders approve the Stock Plan at the Annual Meeting, no further awards will be made thereafter under either of the Prior Plans.

AWARDS

    The Committee will determine in its sole discretion the recipients of awards under the Stock Plan, the number of shares subject to those awards, and the terms, conditions and restrictions of those awards, subject to the limitations set forth below. The number of shares and the applicable terms, conditions and restrictions may vary from award to award.

STOCK OPTIONS

    The Committee may grant incentive stock options satisfying the requirements of Section 422 of the Internal Revenue Code, or non-statutory options, which are not intended to satisfy those requirements. Incentive stock options may only be granted to employees.

    The exercise price of an option will be determined by the Committee. In no event, however, will the exercise price of an option be less than 100% of the fair market value (as defined in the Stock Plan) of the option shares on the date of the grant of the option. There is no limit on the duration of an option. The exercise price will generally be payable in full in cash or, at the Committee's discretion, in previously owned shares held for the requisite period to avoid a charge to earnings, under certain conditions, by the proceeds of a same-day sale of the award shares or by the extension of credit. No option granted under the Stock Plan shall be amended to reduce the exercise price thereof, or surrendered in exchange for a replacement option having a lower price.

    Under the Stock Plan, any option granted under the Stock Plan may provide that upon exercise of the option, the option holder will automatically be granted a reload option covering the number of shares equal to (i) the number of shares delivered to the Company by the option holder or withheld from shares otherwise issuable to the option holder upon exercise in payment of the exercise price of the option or the applicable tax withholding obligation and/or
(ii) that number of shares with a then-fair market value equal to the amount of withholding obligations paid in cash by the holder.

RESTRICTED STOCK, PERFORMANCE SHARES AND PERFORMANCE UNITS

    The Committee may provide award holders with an election, or require award holders to receive a percentage of the total value of restricted stock or performance shares in cash, subject to such terms, conditions and restrictions as the Committee may specify. The Committee will also determine whether any consideration is to be received by the Company or its affiliates with regard to the awards described below.

    A.  RESTRICTED STOCK

    Restricted stock is Common Stock, the retention and transfer of which is subject to terms and conditions determined by the Committee. At the time the restricted stock award is made, the Committee will establish a restriction period applicable to the award. Generally, the recipient of the award will enjoy all stockholder rights (including dividends) during the restriction period, except that a breach of the terms and conditions of the award will result in a forfeiture of the award.

    B.  PERFORMANCE SHARES

    A performance share or share right consists of the holder's right, subject to terms, conditions and restrictions (including, but not limited to, performance standards) established by the Committee, to receive shares of Common Stock.

    C.  PERFORMANCE UNITS

    A performance unit is the right to receive cash, subject to such terms, conditions and restrictions (including, but not limited to, performance standards) as the Committee may determine.

AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS

    The Stock Plan provides that each year, on the first business day following the date of the annual meeting of stockholders of the Company, or any adjournment thereof, at which directors of the company are elected, each existing non-employee director will receive an option with respect to 1500 shares of the Company Common Stock. With respect to this grant, 375 shares will vest on the anniversary date of the grant over each of the succeeding four years.

    The exercise price per share for each non-employee director option will be equal to the fair market value on the date of grant. Each automatic option grant will have a term of 10 years. Upon exercise of any automatic option granted, the option price will be payable immediately in cash or in shares of Common Stock that such non-employee director has held for at least six months. If the exercise price (or any tax obligations attributable thereto) is paid in shares of Common Stock (whether delivered to the Company or withheld from shares otherwise issuable), the non-employee director will automatically be granted a reload option covering the number of shares so delivered or withheld. The provisions of the reload option will be the same as the option exercised, except that the per-share exercise price of the reload option will be the fair market value of the Common Stock on the date of grant of the reload option and the term of the reload option will be equal to the remaining term of the option exercised. In the event that a non-employee director ceases to provide services to the Company, any automatic option granted may be exercised, with respect to any shares exercisable as of the date that such director ceases to provide services, within 12 months after the date that such non-employee director ceases to provide services or, if the non-employee director ceases to provide services to the Company as a result of death, disability or retirement, the automatic option will remain exercisable for its full original term. In the event the outstanding Common Stock of the Company shall be converted or exchanged for different securities of the Company or securities of any other corporation as a result of a sale, merger, recapitalization, reclassification, reorganization or liquidation (each, a "Corporate Transaction"), the automatic option shall, immediately prior to the effective date of such Corporate Transaction, become immediately exercisable with respect to all of the shares at the time subject to the automatic option. However, if such Corporate Transaction does not also constitute a change in control, an outstanding automatic option shall not so accelerate if and to the extent that such automatic option is assumed or replaced with a comparable award in connection with the Corporate Transaction.

ADJUSTMENTS

    If there is a change in the Common Stock due to a change in the corporate or capital structure of the issuer of the Common Stock, the Committee will make appropriate adjustments to the maximum number and class of shares subject to the Stock Plan, to the maximum number and class of securities issuable under automatic option grants to non-employee directors, to the maximum number and class of shares issuable to one individual and to the number and class of shares and price per share of Common Stock subject to outstanding awards. The Committee's determination will be conclusive.

ASSIGNMENT

    To the extent authorized at the time any award is granted or amended, the Stock Plan permits the assignment of awards to members of the recipient's family or a trust, foundation or other entity in which one or more family members has more than 50% of the beneficial interest. Otherwise, awards under the Stock Plan may not be assigned or transferred during the lifetime of the award holder.

CORPORATE TRANSACTIONS

    Under the Stock Plan, the Committee may determine and set forth in any award the effect, if any, that any sale of stock or assets, merger, combination, spin-off, reorganization or liquidation of the Company will have upon the term, exercisability or vesting of outstanding awards, PROVIDED that any awards that are continued, assumed or replaced with comparable awards in connection with any transaction will be appropriately adjusted.

TAX WITHHOLDING

    The Committee may, in its discretion and on such terms and conditions as it deems appropriate, require or permit award holders to elect to have a portion of the shares of Common Stock otherwise issuable to them under the Stock Plan withheld in satisfaction of Federal, state and local employment and income taxes incurred in connection with the acquisition of those shares. Award holders may also be granted the right to deliver previously acquired shares of Common Stock held for the requisite period to avoid a charge to earnings in satisfaction of these taxes. The withheld or delivered shares will be valued at fair market value on the applicable determination date for the taxes.

FINANCING

    The Committee may authorize, either at the time of the grant of an award or the time of the acquisition of Common Stock under an award (i) the extension of a loan to the award holder, (ii) the payment by the award holder of the purchase price of the Common Stock in two or more installments or (iii) the guarantee by the Company of a loan obtained by the award holder by a third party. The terms of any loan, guarantee or installment payments, including the interest rate and terms of repayment, will be subject to the discretion of the Committee.

TERM OF STOCK PLAN

    The Stock Plan provides that no further awards may be made under the Stock Plan after March 21, 2011, the date 10 years after the date of approval by the stockholders.

AMENDMENT OR TERMINATION

    The Stock Plan provides that the Board may amend, suspend or discontinue the Stock Plan at any time, PROVIDED that, without stockholder approval, the Board may not make any change with respect to which the Board determines that stockholder approval is required by applicable law or regulatory standards. To the extent not inconsistent with the Stock Plan, the Committee may modify or waive the terms of any outstanding award, PROVIDED that (i) no modification or waiver may adversely affect a holder's rights without the holder's consent and
(ii) subject to the provisions of the Stock Plan regarding adjustments due to a change in corporate or capital structure, the Committee will have no authority to reprice outstanding options, whether through amendment, cancellation or replacement grants.

NEW PLAN BENEFITS

    Generally, future awards under the Stock Plan are discretionary so that it is impossible to determine who will receive awards and in what amounts in the event the Stock Plan is approved. However, automatic option grants described above with respect to the Company's Common Stock would be made to each eligible non-employee director if the Stock Plan were approved.

FEDERAL INCOME TAX CONSEQUENCES

    The following is only a summary of the Federal income taxation consequences to the participant and the Company with respect to the awards under the Stock Plan. Reference should be made to the applicable provisions of the Internal Revenue Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any city, state or foreign country in which the participant may reside.

OPTIONS

    The Company will be entitled to a business expense deduction equal to the ordinary income recognized by an award holder on exercise of a non-statutory stock option. The ordinary income recognized will generally equal the excess of the fair market value of the purchased shares on the date of recognition over the exercise price. Generally, the date of recognition will be the date the option is exercised or, if later, the first date shares acquired on exercise are not subject to a substantial risk of forfeiture.

    The Company will also be entitled to a business expense deduction equal to the ordinary income recognized by an award holder due to a "disqualifying disposition" of stock acquired pursuant to an incentive stock option. A disqualifying disposition occurs if an award holder disposes of the acquired shares within two years of the date of the option grant, or within one year of the date the shares are acquired by the award holder. In the case of a disqualifying disposition, the award holder will generally recognize ordinary income in the year of disposition, in an amount equal to the amount of ordinary income the award holder would have recognized from the exercise of the option had the option been a non-statutory stock option at the time of exercise. If no disqualifying disposition is made of shares acquired under an incentive stock option, any gain on the subsequent sale of those shares will constitute long-term capital gains and the Company will not be entitled to any deduction with respect to such shares. For purposes of the alternative minimum tax, an award holder will incur alternative minimum taxable income upon exercise of an incentive stock option in an amount of ordinary income that the optionee would have recognized had the incentive stock option been a non-statutory stock option.

    To the extent that the aggregate fair market value (determined as of the respective date or dates of grant) of shares with respect to which options that would otherwise be incentive stock options are exercisable for the first time by any individual during any calendar year exceeds $100,000, such options will be treated as non-statutory stock options.

RESTRICTED STOCK

    An award holder receiving restricted stock recognizes ordinary income with respect to such stock at the time the restrictions lapse or, if the holder so elects, at the time of receipt of the stock. The amount of ordinary income is the fair market value of the stock at the applicable time, less any consideration paid by the award holder for the stock. The Company will be entitled to deduct from its taxable income an amount equal to the ordinary income recognized by the award holder in the year so recognized by the award holder. Dividends paid with respect to restricted stock will be taxable compensation income to the award holder and the Company will be entitled to a corresponding deduction, unless the award holder elects to be taxed on such stock at the time of receipt, in which case the award holder would recognize taxable dividend income upon receipt of the dividends and the Company would not be entitled to any corresponding deduction with respect to such dividends.

PERFORMANCE SHARES

    An award holder who is granted performance shares under the Stock Plan would recognize no taxable income by reason of such grant. However, when the conditions precedent to the issuance of shares pursuant to such performance shares are satisfied, the award holder would recognize ordinary income equal to the fair market value on the date of issuance of the shares less any consideration paid by the award holder. Any cash dividend equivalent paid to holders of performance shares is ordinary income. The Company will be entitled to deduct from its taxable income an amount equal to the award holder's ordinary income recognized pursuant to the issuance of shares under the award, in the year recognized by the award holder.

PERFORMANCE UNITS

    An award holder who has been granted a performance unit award will realize ordinary income and the Company will have a corresponding deduction when the award is paid, in the amount paid.

SPECIAL DEDUCTION LIMITS

    If an award is accelerated as a result of a change in control of the Company, all or a portion of the value of the award at that time may be a parachute payment for purposes of the Internal Revenue Code's excess parachute provisions. Those provisions generally provide that if parachute payments exceed three times an award holder's average compensation for the five tax years preceding the change in control, the Company loses its deduction and the recipient is subject to a 20% excise tax for the amount of the parachute payments in excess of such average compensation.

    Section 162(m) limits federal income tax deductions for compensation paid to the Company's Chief Executive Officer and the four other most highly compensated officers of a public company to $1 million per year, but contains an exception for performance-based compensation that satisfies certain conditions. The Company believes that options granted to an individual with an option price at 100% or more of fair market value of the underlying shares pursuant to the Stock Plan will qualify for the performance based-compensation exception to the deduction limit.

ACCOUNTING TREATMENT

    The following is a summary of certain accounting consequences of awards under generally accepted accounting principles. In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). This standard defines a fair value based method of accounting for stock-based employee compensation plans; however, it also allows an entity to continue to measure compensation cost for those plans using the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("Opinion 25"). Under the fair value based method, compensation cost is measured at the grant date based on the estimated fair value of the award and is recognized over the service period, which is usually the vesting period. Under Opinion 25, compensation cost is recognized based on the difference, if any, between the market price of the stock at the date of grant and the amount an employee must pay to acquire the stock. Therefore, an option granted with an exercise price less than the fair market value of the option shares on the date of grant will give rise to compensation expense equal to the difference between the fair market value of the shares on the date of grant and the exercise price. The expense will be accrued as the optionee vests in the option or the shares purchasable under the option. Option grants at 100% of fair market value will not result in any charge to the Company's earnings. The Company has elected to continue accounting for compensation cost arising from its stock-based compensation plans under Opinion 25, which serves as a basis for the following description.

    The grant of restricted stock or share rights will generally result in compensation expense equal to the market value of the underlying shares of Common Stock on the date of grant (less any consideration paid therefor). This expense will generally be accrued over the term of the vesting of such awards, but the expense may be subject to periodic adjustment depending on performance criteria. The expense may be accrued or the recognition and measurement of the expense may be delayed until the performance criteria are attained or are likely to be attained.

    Generally, the fair market value of a share unit on the date of grant (less any consideration paid therefor) will be accrued as an expense and, at the end of each fiscal quarter thereafter, the amount (if any) by which the fair market value of the unit has increased or decreased from the amount previously accrued will be recorded as an adjustment to compensation expense. In the case of certain vesting or performance criteria, the expense may be amortized or the recognition and measurement of the expense may be delayed until the performance criteria are attained or are likely to be attained.

    The number of outstanding options, restricted stock and share rights will be a factor in determining earnings per share on a diluted basis.

    For fiscal years beginning with the Company's 1996 fiscal year, SFAS
No. 123 requires the Company to disclose, in footnotes to the Company's financial statements, the impact the options and other awards granted under the Stock Plan would have had on the Company's reported earnings were the fair value of those awards treated as compensation expense.

VOTE REQUIRED FOR APPROVAL OF THE 2001 STOCK INCENTIVE PLAN

    The affirmative vote of a majority of the shares of Common Stock represented and voting at the Annual Meeting is necessary to approve the Stock Plan. The Board believes that the Stock Plan is in the best interests of the Company and its stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2001 STOCK INCENTIVE PLAN AND THE ENCLOSED PROXY CARD WILL BE SO VOTED UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE.

                              STOCKHOLDER PROPOSAL
                                 (PROXY ITEM 4)

    William Steiner, 4 Radcliff Drive, Great Neck, New York 10024, the beneficial owner of 1,550 shares of the Company's Common Stock, has notified the Company of his intention to present the following proposal at the Annual Meeting. Mr. Steiner's proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below:

    "Resolved that the shareholders of Ameron International Corporation urge the Ameron International Corporation Board of Directors to arrange for the prompt sale of Ameron International Corporation to the highest bidder.

    The purpose of the Maximize Value Resolution is to give all Ameron International Corporation shareholders the opportunity to send a message to the Ameron International Corporation Board that they support the prompt sale of Ameron International Corporation to the highest bidder. A strong and or majority vote by the shareholders would indicate to the board the displeasure felt by the shareholders of the shareholder returns over many years and the drastic action that should be taken. Even if it is approved by the majority of the Ameron International Corporation shares represented and entitled to vote at the annual meeting, the Maximize Value Resolution will not be binding on the Ameron International Corporation Board. The proponent however believes that if this resolution receives substantial support from the shareholders, the board may choose to carry out the request set forth in the resolution.

    The prompt auction of Ameron International Corporation should be accomplished by any appropriate process the board chooses to adopt including a sale to the highest bidder whether in cash, stock, or a combination of both. It is expected that the board will uphold its fiduciary duties to the utmost during the process.

    The proponent further believes that if the resolution is adopted, the management and the board will interpret such adoption as a message from the company's stockholders that it is no longer acceptable for the board to continue with its current management plan and strategies. I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION"

            STATEMENT OF THE BOARD OF DIRECTORS RECOMMENDING A VOTE
                        AGAINST THE STOCKHOLDER PROPOSAL

    The Board of Directors unanimously recommends a vote AGAINST the proposal. Approval of the proposal described above would not be in the best interests of stockholders of the Company and, contrary to the title of the proposal, would not "maximize value" to the stockholders.

    The financial performance of the Company over the past eight years has been impressive: Earnings per share have increased from $1.53 per share in 1992 to $6.41 per share in 2000. Earnings before interest, taxes, depreciation and amortization have increased from $8.65 per share in 1992 to $17.16 per share in 2000. Return on equity has increased from 4.1% in 1992 to 14.1% in 2000. The Board of Directors believes that the Company's stock price has been undervalued, but that the continuing solid financial performance of the Company will be eventually recognized by investors.

    Adoption of the proposal described above could adversely affect the value of your Ameron shares by upsetting the Company's relationships with its customers and creating competitive disadvantages for the Company in the marketplace. The Company's customers would naturally be concerned about the continuity of supply of products, which could provide an invitation for competitors to step in and attempt to take existing business away from the Company. In that event, revenues and profits and, in turn, stockholder value could decline.

    Furthermore, the proposal, if followed, would call for the sale of the Company at the highest bid, regardless of whether that bid represented the true value of the Company or the highest value attainable by a more thoughtful strategy.

    The Board of Directors consists of experienced individuals who are familiar with the Company's businesses and the markets in which the Company operates. All but one are independent outside directors. Together with management and outside advisors, the Board regularly evaluates the Company's strategies for maximizing stockholder value and all reasonable alternatives.

    For all of the reasons stated above, the Board of Directors urges the Company's stockholders to reject this proposal.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE ADOPTION OF THE STOCKHOLDER PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST THIS PROPOSAL UNLESS OTHERWISE SPECIFIED BY THE STOCKHOLDER IN THE PROXY.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The Company has been informed that as of the dates indicated the following persons were beneficial owners of more than five percent of the Company's Common Stock.

NAME AND ADDRESS                                                   SHARES OF STOCK
OF BENEFICIAL OWNER                                            BENEFICIALLY OWNED/AS OF        PERCENT
-------------------                                       ----------------------------------   --------
Putnam Investments, LLC ................................  397,500(1)/February 13, 2001           10.2
  Putnam Investment Management LLC
  Putnam Advisory Company LLC
  One Post Office Square
  Boston, MA 02109

Taro Iketani ...........................................  306,396 /December 19, 2000             7.92
  Funakawara 18, Ichigaya
  Shinjuku-ku
  Tokyo, Japan

Dimensional Fund Advisors Inc. .........................  262,600(2)/February 2, 2001            6.79
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401

Neuberger Berman, LLC ..................................  241,200(3)/February 1, 2001            6.23
  605 Third Avenue
  New York, NY

T. Rowe Price Associates ...............................  241,000(4)/February 7, 2001            6.23
  100 E. Pratt Street
  Baltimore, MD 21202

------------------------

The information that is footnoted in the table above and set forth in the notes below is based upon information received by each respective stockholder.

(1) In its Schedule 13G, Putnam Investments, LLC stated that, in its capacity as investment advisor it has shared voting power with respect to 90,700 shares and shared dispositive power with all such shares; Putnam Investment Management LLC stated it has shared dispositive power with respect to 114,400 shares and Putnam Advisory Company LLC stated it has shared voting power with respect to 90,700 shares and shared dispositive power with respect to 283,100 shares.

(2) In its Schedule 13G, Dimensional Fund Advisors Inc. indicated that, in its capacity as investment advisor, it has sole voting and dispositive power with respect to all such shares.

(3) In its Schedule 13G, Neuberger Berman, LLC ("NB") stated that in its capacity as investment advisor, NB may have discretionary authority to dispose of or to vote shares that are under its management. As a result, NB may be deemed to have beneficial ownership of such shares. NB does not, however, have any economic interest in the shares. The clients are the actual owners of the shares and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such shares. As of February 1, 2001, of the shares set forth above, NB had shared dispositive power with respect to 241,200 shares and sole voting power with respect to 14,500 shares. NB is the sub-advisor to the above referenced Funds. It should be further noted that the above mentioned shares are also included with the shared power to dispose calculation.

(4) In its Schedule 13G, T. Rowe Price Associates, Inc. stated that, in its capacity as investment advisor, it has sole voting power with respect to
    5,100 shares and sole dispositive power with respect to all such shares.

SECURITY OWNERSHIP OF MANAGEMENT

    As of February 6, 2001, the shares of Common Stock held by all directors, nominees for director and executive officers named in the Summary Compensation Table individually and by directors and officers as a group were:

                                                                   VESTED SHARES    RIGHTS TO
                                                 SHARES OF STOCK      HELD IN        ACQUIRE
                                                  BENEFICIALLY      TRUST UNDER     BENEFICIAL
NAME                                                OWNED(1)        401(K) PLAN    OWNERSHIP(2)   PERCENT
----                                             ---------------   -------------   ------------   --------
DIRECTORS AND NOMINEES:
  Peter K. Barker..............................        1,000               0              375          *
  Stephen W. Foss..............................        4,653               0            3,625          *
  J. Michael Hagan.............................        2,630               0            4,625          *
  Terry L. Haines..............................        2,065               0            2,625          *
  John F. King.................................          300               0            4,625          *
  Alan L. Ockene...............................          600               0            3,625          *
  John E. Peppercorn...........................            0               0              375          *

NAMED EXECUTIVE OFFICERS:
  James S. Marlen..............................       33,000           4,537          258,825          *
  Javier Solis.................................           37           2,767           25,092          *
  Gary Wagner..................................          105(3)        2,278           23,592          *
  Thomas P. Giese..............................           37             251           25,325          *
  Robert F. Wilkinson..........................            0           1,264                0          *

DIRECTORS AND OFFICERS AS A GROUP (INCLUDING
  THOSE ABOVE).................................       45,086          11,924          362,209       1.47%(4)

------------------------

(1)  Direct ownership except as otherwise noted.

(2) Represents shares subject to options which could be exercised by April 6, 2001 by the named individuals or the Group pursuant to the 1992 Incentive
    Stock Compensation Plan and the 1994 Nonemployee Director Stock Option Plan.

(3)  100 of these shares are owned jointly with his wife.

(4) If the 362,209 shares subject to exercisable options held by directors and officers as a group were included in the total amount of shares outstanding, then the percentage of Common Stock owned by the group would be 9.91%

*   Percentage owned of less than 1% of total outstanding shares not shown.

    Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities & Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during the fiscal year ended November 30, 2000, all Section 16(a) filing requirements were met.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table discloses compensation received by the Company's Chief Executive Officer and the four remaining most highly paid executive officers for each of the last three fiscal years ended November 30, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM
                                                  ANNUAL COMPENSATION                     COMPENSATION
                                     ----------------------------------------------   ---------------------
                                                                                        AWARDS     PAYOUTS
                                                                                      ----------   --------
                                                                                      NUMBER OF
                                                                          OTHER       SECURITIES
                                                                         ANNUAL       UNDERLYING     LTIP       ALL OTHER
NAME AND                                         SALARY     BONUS     COMPENSATION     OPTIONS     PAYOUTS    COMPENSATION
PRINCIPAL POSITION                     YEAR       $(1)       $(1)           $             #           $          ($)(2)
------------------                   --------   --------   --------   -------------   ----------   --------   -------------
James S. Marlen, ..................    2000     617,689    870,000           --         50,000     387,194       24,616
  Chairman, President & Chief          1999     600,002    550,000           --         40,000     415,502       44,802
  Executive Officer                    1998     575,249    375,000       58,235         60,000     600,000       28,350

Javier Solis, .....................    2000     222,058    245,000           --          7,500      81,674        8,695
  Senior Vice President of             1999     208,077    120,000           --          5,000      87,255       12,443
  Administration, Secretary and        1998     196,923     75,000           --          2,500     100,000        4,061
  General Counsel

Gary Wagner, ......................    2000     222,058    245,000           --          7,500      81,674        6,417
  Senior Vice President & Chief        1999     208,077    120,000           --          5,000      87,255        7,323
  Financial Officer                    1998     196,154     75,000           --          2,500     100,000        3,606

Thomas P. Giese, ..................    2000     197,500    180,000           --          3,000      96,798        5,961
  Vice President, Group President      1999     185,270    100,000           --          1,500     103,598        6,539
  Water Transmission Group             1998     174,462    100,000           --          1,500     133,500        4,193

Robert F. Wilkinson, ..............    2000     168,667    143,000           --         -0-        82,279         5,643
  Vice President, President            1999     154,692     95,000           --         -0-        89,748         9,108
  Infrastructure Products Group        1998     153,000     71,000           --         -0-          -0-          3,788

------------------------------

(1) Amounts shown include cash and non-cash compensation earned for services performed and received by the Executive Officers as well as amounts earned but deferred at the election of those officers during the fiscal years indicated.

(2) Amounts in this column represent: (a) Contributions by the Company to the 401(K) Savings Plan for: James S. Marlen, $3,520; Javier Solis, $1,959;
    Gary Wagner, $3,278; Thomas P. Giese, $3,527 and Robert F. Wilkinson, $3,595 and b) Above-market interest calculated (but not paid or payable) on deferred compensation: James S. Marlen, $21,096; Javier Solis, $6,736; Gary Wagner, $3,139; Thomas P. Giese, $2,434; Robert F. Wilkinson, $2,048.

EMPLOYMENT AGREEMENT

    In May 1997, the Company entered into an Amended and Restated Employment Agreement with Mr. Marlen for his continued employment as Chairman, President and Chief Executive Officer. The term of the agreement is automatically extended from day-to-day so that it always has a remaining term of three years and six months, or until Mr. Marlen attains age 67 1/2, if sooner. Under the terms of that agreement Mr. Marlen's annual base salary rate is subject to future merit increases based on annual reviews by the Board of Directors, with participation in the Company's Management Incentive Compensation Plan ("MICP"), its Key Executive Long-Term Cash Incentive Plan ("LTIP"), and other executive compensation and benefit plans. In the event that Mr. Marlen is terminated without cause, he would be entitled to a severance benefit equal to his then current base salary plus the highest bonus received during the three and one-half years preceding termination (but not less than 60% of his annual base salary determined as of the date of termination) times a factor of 3.5. Under the terms of a May 1998 amendment to the agreement, Mr. Marlen will be reimbursed for any excise taxes which might be imposed under
Section 4999 of the Internal Revenue Code. In the event of his death or long-term disability while employed, or termination for reasons other than cause, all stock awards will become fully vested and he will become entitled to vested pension benefits plus three years of additional service credit. In the event that he is terminated without cause, Mr. Marlen will also be entitled to continued health and medical benefits coverage at the same cost he would be paying at the time of termination.

CHANGE OF CONTROL AGREEMENTS

    In September 1998, the Company entered into Agreements with Messrs. Javier Solis and Gary Wagner, Senior Vice President of Administration, Secretary and General Counsel and Senior Vice President, Chief Financial Officer, respectively. The terms of those agreements are automatically extended so that they always have a remaining term of two years. Under the terms of those agreements, their annual base salary rates are subject to future merit increases based on annual reviews by the Board of Directors. In the event of a change of control of the Company resulting in termination without cause within twelve months following such change of control, Messrs. Solis and Wagner would be entitled to a severance benefit equal to three times the sum of (a) the higher of the annual base salary at the time of termination without cause or their current base salary and (b) the average annual bonus earned for the two completed fiscal years immediately prior to such termination. They would also be entitled to a pro-rata portion of target incentive bonuses under the Company's annual and long-term management cash incentive plans. Such severance benefits are subject to reduction in order to comply with certain IRS regulations and limitations relating to change of control. In addition, all stock option awards would be become fully vested and they would be entitled to continued health and medical benefits coverage at the same cost they would be paying at the time of termination.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                   INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------
                                                  PERCENT OF                               POTENTIAL REALIZABLE
                                                    TOTAL                                    VALUE AT ASSUMED
                                  NUMBER OF        OPTIONS       EXERCISE                  ANNUAL RATES OF STOCK
                                  SECURITIES       GRANTED          OR                    PRICE APPRECIATION FOR
                                  UNDERLYING          TO           BASE                       OPTION TERM(1)
                                   OPTIONS        EMPLOYEES        PRICE     EXPIRATION   -----------------------
NAME                             GRANTED (#)    IN FISCAL YEAR   ($/SH)(2)    DATE(3)        $@5%        $@10%
----                             ------------   --------------   ---------   ----------   ----------   ----------
James S. Marlen................     50,000           67.6         39.125       1-27-15    2,110,653    6,215,492
Javier Solis...................      7,500           10.1         39.125       1-27-15      316,598      932,324
Gary Wagner....................      7,500           10.1         39.125       1-27-15      316,598      932,324
Thomas P. Giese................      3,000            4.1         39.125       1-27-10       73,816      187,065

------------------------

(1) Calculated based upon the option term, compounded appreciation at 5% and 10% rates.

(2)  Market value of shares on the date of grant.

(3) Options are exercisable commencing 12 months after the grant date, with 25% of the shares covered thereby becoming exercisable at that time and with an additional 25% becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                            NUMBER OF                                                    VALUE OF UNEXERCISED
                            SECURITIES                     NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                            UNDERLYING                     OPTIONS AT FY-END(#)              AT FY-END($)
                             OPTIONS        VALUE       ---------------------------   ---------------------------
NAME                        EXERCISED    REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        ----------   ------------   -----------   -------------   -----------   -------------
James S. Marlen...........     -0-           -0-          15,000              0         22,500            0(1)
                                                          15,000              0              0            0(2)
                                                          40,000              0              0            0(3)
                                                           6,325              0         16,603            0(4)
                                                          98,375          1,625              0            0(5)
                                                          15,000          5,000              0            0(6)
                                                          30,000         30,000              0            0(7)
                                                          10,000         30,000              0            0(8)
                                                               0         50,000              0            0(11)

Javier Solis..............     -0-           -0-           2,000              0          3,500            0(9)
                                                           3,000              0              0            0(2)
                                                           8,842              0              0            0(3)
                                                           3,750          1,250              0            0(6)
                                                           1,250          1,250              0            0(10)
                                                           1,250          3,750              0            0(8)
                                                               0          7,500              0            0(11)

Gary Wagner...............     -0-           -0-             500              0            875            0(9)
                                                           3,000              0              0            0(2)
                                                           8,842              0              0            0(3)
                                                           3,750          1,250              0            0(6)
                                                           1,250          1,250              0            0(10)
                                                           1,250          3,750              0            0(8)
                                                               0          7,500              0            0(11)

Thomas P. Giese...........     -0-           -0-           2,000              0          3,500            0(9)
                                                           2,000              0              0            0(2)
                                                          10,000              0              0            0(3)
                                                           3,700              0          9,713            0(4)
                                                           3,750          1,250              0            0(6)
                                                             750            750              0            0(10)
                                                             375          1,125              0            0(8)
                                                               0          3,000              0            0(11)

------------------------

  (1) Value based upon exercise price of $32.75 and fiscal year-end 2000 market price of $34.25

  (2) Value based upon exercise price of $42.00 and fiscal year-end 2000 market price of $34.25

  (3) Value based upon exercise price of $37.00 and fiscal year-end 2000 market price of $34.25

  (4) Value based upon exercise price of $31.625 and fiscal year-end 2000 market price of $34.25

  (5) Value based upon exercise price of $39.50 and fiscal year-end 2000 market price of $34.25

  (6) Value based upon exercise price of $49.75 and fiscal year-end 2000 market price of $34.25

  (7) Value based upon exercise price of $56.8125 and fiscal year-end 2000 market price of $34.25

  (8) Value based upon exercise price of $38.125 and fiscal year-end 2000 market price of $34.25

  (9) Value based upon exercise price of $32.50 and fiscal year-end 2000 market price of $34.25

 (10) Value based upon exercise price of $58.75 and fiscal year-end 2000 market price of $34.25

 (11) Value based upon exercise price of $39.125 and fiscal year-end 2000 market price of $34.25

LONG-TERM INCENTIVE PLAN AWARDS

    See "Report of the Compensation & Stock Option Committee" on Page 21 for a description of the Key Executive Long-Term Cash Incentive Plan ("LTIP"). The LTIP was approved by stockholders at the Company's Annual Meeting in March 1998. The following table shows, for the named executive officers, the calculated future payouts, if any, under the LTIP for the three-year performance cycle which began in 2000. Threshold amounts are the minimum amounts payable under the LTIP provided that the minimum level of performance is achieved with respect to the pre-established performance objective, measured in terms of its cumulative earnings per share for that three-year cycle. If such performance is not achieved, amounts would be zero.

             LONG TERM INCENTIVE PLAN-AWARDS IN LAST FISCAL YEAR(1)

                                                          PERFORMANCE    ESTIMATED FUTURE PAYOUTS UNDER
                                            NUMBER OF       OR OTHER       NON-STOCK PRICE-BASED PLANS
                                             SHARES,      PERIOD UNTIL   -------------------------------
                                             UNITS OR      MATURATION    THRESHOLD    TARGET    MAXIMUM
NAME                                       OTHER RIGHTS    OR PAYOUT         $          $          $
----                                       ------------   ------------   ---------   --------   --------
James S. Marlen..........................          --     3 Years         80,000     320,000    640,000
Javier Solis.............................          --     3 Years         16,875      67,500    135,000
Gary Wagner..............................          --     3 Years         16,875      67,500    135,000
Thomas P. Giese..........................          --     3 Years         20,000      80,000    160,000
Robert F. Wilkinson......................          --     3 Years         17,000      68,000    136,000

------------------------

(1) Amounts shown in this table were calculated using the salaries for the listed participants in the LTIP as of December 1, 2000. Actual payouts, if any, would be based on actual salaries at November 30, 2002, the end of the performance cycle.

                                 PENSION PLANS

    The following schedule shows the estimated annual benefit payable under the combined Ameron Pension Plan (Salaried Section) and Ameron Supplemental Executive Retirement Plan for employees at varying pay levels and years of service. The schedule assumes retirement at age 65.

                                                  YEARS OF SERVICE
FINAL AVG. ANNUAL                     -----------------------------------------
COMPENSATION(1)                          15         20         25         30
-----------------                     --------   --------   --------   --------
$ 150,000...........................  $ 40,530   $ 54,040   $ 67,550   $ 81,060
  200,000...........................    55,155     73,540     91,925    110,310
  300,000...........................    84,405    112,540    140,675    168,810
  400,000...........................   113,655    151,540    189,425    227,310
  500,000...........................   142,905    190,540    238,175    285,810
  600,000...........................   172,155    229,540    286,925    344,310
  700,000...........................   201,405    268,540    335,675    402,810
  800,000...........................   230,655    307,540    384,425    461,310
  900,000...........................   259,905    346,540    433,175    519,810
 1,500,000..........................   435,405    580,540    725,675    870,810

------------------------

(1) Calculated based upon highest consecutive 60 of last 120 months of earnings prior to retirement.

    Benefits shown above are computed as straight life annuity amounts. They are not subject to deduction for Social Security or other offset amounts.

    For purposes of the Ameron Pension Plan, compensation is base monthly salary, exclusive of overtime, severance, bonuses, commissions or amounts deferred under the Executive Deferral Plan. The

Internal Revenue Code limits the amount per year on which benefits are based and limits the aggregate amount of the annual pension which may be paid by an employer from a plan which is qualified under the Code for federal income tax purposes. The Supplemental Executive Retirement Plan provides for supplemental payments to be made to certain eligible executives of the Company in amounts sufficient to maintain total benefits upon retirement had there been no such Code limitations and expands annual compensation to include bonuses and deferred compensation.

    As of February 1, 2001, the estimated credited service under both plans for each of the named individuals in the foregoing Summary Compensation Table is:

                                                              CREDITED YEARS
                                                               OF SERVICE(1)
                                                        ---------------------------
                                                          PRESENT       AT AGE 65
                                                        ------------   ------------
James S. Marlen.......................................  15 4/12(2)     22 4/12(2)
Javier Solis..........................................  19 4/12        30
Gary Wagner...........................................  15 10/12       30
Thomas P. Giese.......................................  30             30
Robert F. Wilkinson...................................   4 8/12         8 4/12

------------------------

(1)  The maximum credit is 30 years.

(2) Refer to Employment Agreement section on Page 16 above. In order for the Company to provide Mr. Marlen with pension benefits not less than those under the pension plan of his former employment, the credited years of service noted for Mr. Marlen include two years of credit for each year of service during the first 9 1/2 years of his employment with the Company. In addition, in the event that Mr. Marlen is terminated for reasons other than for cause and/or a change of control takes place, he will be entitled to his vested pension benefits plus three years of additional credited service. In the event that he obtains new employment within three years of leaving the Company following termination, he will be entitled only to his vested pension benefits (not additional years of service).

    THE FOLLOWING REPORT OF THE COMPENSATION & STOCK OPTION COMMITTEE AND THE STOCK PRICE PERFORMANCE GRAPH INCLUDED IN THIS PROXY STATEMENT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT OR THE PERFORMANCE GRAPH BY REFERENCE THEREIN, AND SHALL NOT BE DEEMED SOLICITING MATERIAL OR OTHERWISE DEEMED FILED UNDER EITHER OF SUCH ACTS.

              REPORT OF THE COMPENSATION & STOCK OPTION COMMITTEE

    The Compensation & Stock Option Committee of the Board of Directors (the "Committee") is composed entirely of independent outside directors. No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. The Committee, all of whose actions are subject to approval by the Board of Directors, is responsible for the proper administration of the Company's various compensation programs, including its salary policies, its Management Incentive Compensation Plan ("MICP") (which comprises its annual bonus plan for management employees), its Key Executive Long-Term Cash Incentive Plan ("LTIP") and its 1992 Incentive Stock Compensation Plan. On an annual basis the Committee reviews base salary ranges for the Company's various levels of management, approves annual salaries of officers, approves MICP and LTIP awards, administers the 1992 Incentive Stock Compensation Plan and makes grants thereunder, and reviews with the Board in detail all aspects of compensation for all officers of the Company, including the Chief Executive Officer.

    The executive compensation policy of the Company, which is endorsed by the Committee, is that the base compensation of all officers should be generally comparable to base salaries being paid to similarly situated officers of other general diversified manufacturing companies with similar sales and industries in the U.S., and that bonus compensation be in the form of MICP and LTIP awards and stock option benefits which are contingent upon the performance of the Company as well as the individual contributions of each officer. Because of the inherent cyclical nature of some of the Company's businesses, and because a significant portion of its businesses are dependent on the timing of projects over which it has no control, the Committee does not believe that the base salary portion of compensation of the Company's officers should be subject to annual fluctuations based solely on such effects.

    In determining comparability of officer salaries to those of other similarly situated officers, members of the Committee review the results of compensation surveys provided by various compensation consulting firms of national reputation. The Committee has reviewed the compensation for each of the five highest paid officers for 2000 and has determined that in its opinion, the compensation of all officers is reasonable in view of the Company's consolidated performance and the contribution of those officers to that performance.

    The MICP is based on the following measures: corporate performance, business unit performance and personal performance. The corporate performance measure is based on earnings per share and return on sales. The Committee believes that these factors are the primary determinant of share price over time. Because of the relatively low volume of trade of the Company's stock and therefore its susceptibility to volatility based on extraneous factors, the Committee does not believe that share price per se is necessarily a measure of corporate performance. Business unit performance measures are based primarily on return on assets. Personal performance measures are based on such qualitative factors as performance against objectives and plans, and organizational and management development.

    The LTIP was approved by the Board of Directors in April 1994 and by the stockholders of the Company in March 1998. The purpose of this plan is to reward selected senior executives with above average total pay for achieving and sustaining above average long-term financial goals. Participants in the LTIP are eligible to receive cash incentive awards and grants of stock options based on the financial performance of the Company and, in some cases, a combination of the financial performance of the Company and its business units, after the end of each three-year performance cycle. The cash awards under the LTIP for the 1998-2000 performance cycle which appear in the Summary Compensation Table were earned based on the Company's successfully having exceeded its financial plan, measured in terms of its cumulative earnings per share for that three-year cycle. The determination of cash payouts, if any, under the LTIP for the fiscal years 1999-2001, 2000-2002 and 2001-2003 performance cycles will not be made until after the end of the 2001, 2002 and 2003 fiscal years, respectively. For those performance cycles, the Company's financial performance will continue to be measured based on cumulative earnings per share, with return on assets and return on equity thresholds.

    The current annual base salary of $640,000 for Mr. Marlen was set in June 2000. That base salary was established based on comparability to base salaries being paid to other similarly situated officers of general diversified manufacturing companies with similar sales revenues and industries in the U.S. That base salary will be reviewed again by the Committee in June 2001. A bonus award of $867,000 was approved for payment to Mr. Marlen under the MICP with respect to fiscal 2000 based on the Company's performance against various financial goals established by the Committee, including earnings per share and return on sales, as well as a continuing very favorable assessment by the Committee of Mr. Marlen's individual performance and leadership. Such MICP award is in line with the average of bonus awards paid to chief executive officers of general diversified manufacturing companies with similar sales and industries in the U.S. as reported by various compensation consulting firms of national reputation. During fiscal year 2000, the Company awarded Mr. Marlen a non-qualified stock option grant of 50,000 shares under the 1992 Incentive Stock Compensation Plan at an option price of $39.125 per share, that being the New York Stock Exchange closing date price as of the date of approval of such grant.

Submitted by:  S. W. Foss, Chairman
               A. L. Ockene
               J. E. Peppercorn

                         STOCK PRICE PERFORMANCE GRAPH

    The following line graph compares the yearly changes in the cumulative total return on the Company's Common Stock against the cumulative total return of the New York Stock Exchange Market Value Index and the Peer Group Composite described below for the period of the Company's five fiscal years commencing December 1, 1995 and ended November 30,2000. The comparison assumes $100 invested in stock on December 1,1995. Total return assumes reinvestment of dividends. The Company's stock price performance over the years indicated below does not necessarily track the operating performance of the Company nor is it necessarily indicative of future stock price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                  DEC-95  NOV-96  NOV-97  NOV-98  NOV-99  NOV-00
Ameron International Corporation     100  137.18  187.69  109.76  133.09  109.36
N.Y.S.E.                             100  124.38  157.39  183.98   205.1  203.21
Peer Group Index                     100  120.07  136.49  148.08  128.33  104.54

    The Peer Group Composite is based 70% on a Building Materials Companies Component and 30% on a Protective Coatings Companies Component. This percentage split was arrived at based on the historical sales volumes during the past five years of the Company's Protective Coatings Business Segment in comparison to the remainder of the Company's other business segments which are generically in the building materials category. The Building Materials Companies Component is comprised of the following companies: Advanced Environ Recycle, American Woodmark Corp., Ameron International Corp., Armstrong Holdings Inc., Bairnco Corp., Butler Manufacturing Co., Ceradyne, Inc., Chemfab Corp., Dal-Tile Internat Inc., Elcor Corp., Griffon Corp., Industrial Holdings, Inc., Insituform Technols, Internacional De Ceramic, Johns Manville, Corp., Knape & Vogt Mfg. Co., Martin Marietta Material, NCI Building Systems Inc., Owens-Corning Fiberglass, Raytech Corp., Republic Group Inc., Shaw Group Inc., Southwall Technologies, United Dominion Ind., USG Corp. and Vulcan Materials Co. The Protective Coatings Companies Component is comprised of the following companies:
Ameron International Corp.,Corimon SA, Ferro Corp., PPG Industries, Inc., RPM, Inc., Sherwin-Williams Co., Thermacell Technologies and Valspar Corp.

                         REPORT OF THE AUDIT COMMITTEE

    The Audit Committee of the Board of Directors is composed entirely of independent outside directors, with composition meeting the requirements of membership described in the Audit Committee Charter, which appears as Exhibit 1 to this proxy statement.

    With respect to the Company's fiscal year ended November 30, 2000, the Audit
Committee: (a) has reviewed and discussed with management and Deloitte & Touche LLP, the Company's independent public accountants, the audited financial statements for fiscal 2000; (b) has discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees); (c) has received from the independent public accountants the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with them their independence from the Company and its management; and (d) has considered whether the independent public accountants' provision of the non-audit services which are described below under the caption "All Other Fees" is compatible with the independent public accountants' independence.

    In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended November 30, 2000, for filing with the Securities and Exchange Commission.

AUDIT FEES

    The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual financial statements for fiscal 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year were $544,908.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    There were no fees billed by Deloitte & Touche LLP during fiscal 2000 for the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

ALL OTHER FEES

    The aggregate fees billed by Deloitte & Touche LLP for all other non-audit professional services rendered during fiscal year 2000, consisting of tax-related services and benefit plan audit services, were $479,260.

Submitted by:  John F. King, Chairman
               J. Michael Hagan
               Terry L. Haines

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    It is the Company's understanding that Mr. Taro Iketani is one of the principal stockholders of Tokyo Steel Manufacturing Co., Ltd., ("Tokyo Steel"), a Japanese corporation. Tokyo Steel owns 25% of the outstanding stock of Tamco, a California corporation. The Company owns 50% of Tamco. Tamco manufactures steel reinforcing bars. In addition, Tamco leases from the Company, certain land, buildings and improvements used in Tamco's steelmaking operations at a monthly lease rate of $30,000 payable in arrears. The lease is a net lease expiring in February, 2002 with a renewal option available to Tamco. In addition, at the end of the renewal term, Tamco has the option to purchase the property at the then current market value.

                                 MISCELLANEOUS

COST OF SOLICITING PROXIES

    The cost of soliciting proxies in the accompanying form has been or will be paid by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners, and the Company will, upon request, reimburse them for their reasonable expenses in so doing. Officers, directors and regular employees of the Company may request the return of proxies personally, by means of materials prepared for employee-stockholders or by telephone or telegram to the extent deemed appropriate by the Board of Directors. No additional compensation will be paid to such individuals for this activity. The extent to which this solicitation will be necessary will depend upon how promptly proxies are received; therefore, stockholders are urged to return their proxies without delay.

                             STOCKHOLDER PROPOSALS

    Proposals of Stockholders to be considered for inclusion in the proxy statement and form of proxy relating to the year 2002 meeting must be addressed to the Company, Attention: Corporate Secretary, at the Company's principal office, and must be received there no later than October 25, 2001.

    The Company's Bylaws provide that for business to be brought before an annual meeting by a stockholder, written notice must be received by the Secretary of the Company not less than 60 or more than 120 days prior to the meeting; provided that in the event the first public disclosure of the date of the meeting is made less than 65 days prior thereto, the required notice may be received within ten days following such public disclosure. The information which must be included in the notice is specified in the applicable Bylaw, a copy of which may be obtained from the Secretary.

                                 OTHER MATTERS

    So far as management knows, there are no matters to come before the meeting other than those set forth in the Proxy Statement. If any further business is presented to the Meeting, the persons named in the proxies will act according to their best judgment on behalf of the Stockholders they represent.

                                          By Order of the Board of Directors

                                          Javier Solis, SECRETARY

February 16, 2001
Pasadena, California

                                                                       EXHIBIT 1

                            AUDIT COMMITTEE CHARTER

ROLE

    The role of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibilities to oversee the Corporation's financial reporting process, including the overview of financial reports and other financial information provided by the Corporation to requisite governmental or regulatory bodies, the public or other users thereof, the Corporation's systems of internal accounting and financial controls, and the annual independent audit of the Corporation's financial statements.

MEMBERSHIP

    The Committee shall be comprised of not less than three members of the Board of Directors, and the Committee's composition shall meet the requirements of the New York Stock Exchange.

    The members shall:

1. Have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation; and

2. Be financially literate, as such qualification is interpreted by the Corporation's Board of Directors in its business judgment.

    In addition, at least one member of the Committee shall have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment.

KEY RESPONSIBILITIES

    The Committee's job is one of oversight and it recognizes that the Corporation's management is responsible for preparing the Corporation's financial statements and that the independent public accountants of the Corporation are responsible for auditing those financial statements. Additionally, the Committee recognizes that the financial management of the Corporation, as well as the independent public accountants of the Corporation, have more time, knowledge and more detailed information on the Corporation than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not expected to provide any expert or special assurance as to the Corporation's financial statements or any professional certification as to the work of the Corporation's independent public accountants. The independent public accountants are ultimately accountable to the Board of the Directors and the Committee. The Board of Directors and the Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent public accountants.

FUNCTIONS OF THE COMMITTEE

    The functions of the Committee, all of whose actions are subject to approval by the Board of Directors, are:

    - The Committee shall review and approve accounting principles, policies and practices of the Corporation.

    - The Committee shall review and approve the scope of the annual audit and audit arrangements.

    - The Committee shall review the results of the annual audit and the content and form of financial reports to be included in the annual report to Stockholders.

    - The Committee, as a whole or through the Committee chair, in person or by telephone, shall review, together with a representative of management and the independent public accountants, the interim financial results to be included in the Corporation's quarterly reports to be filed with the Securities and Exchange Commission.

    - The Committee shall review suggestions for improvements in accounting procedures and internal controls made by the independent public accountants after completion of the annual audit.

    - The Committee shall ensure that the independent public accountants submit on a periodic basis to the Committee a formal written statement delineating all relationships between the independent public accountants and the Corporation.

    - The Committee shall engage in a dialogue with the independent public accountants with respect to any report of relationships or services that may impact the objectivity and independence of the independent public accountants and to recommend that the Board of Directors take appropriate action in response to any such report from the independent public accountants in order to satisfy the Board of the independence of the independent public accountants.

    - The Committee shall review the adequacy of this Charter on an annual basis.

                                                                       EXHIBIT 2

                        AMERON INTERNATIONAL CORPORATION
                           2001 STOCK INCENTIVE PLAN

                                  ARTICLE ONE
                               GENERAL PROVISIONS

1.1 ELIGIBILITY

    This Ameron International Corporation 2001 Stock Incentive Plan ("Plan"), adopted effective January 24, 2001 ("Effective Date"), is intended to enable Ameron International Corporation ("Company") to offer options, restricted stock, performance shares and performance units to the following eligible individuals ("Eligible Individuals"): key employees and officers and directors of the Company or any other corporation, partnership, joint venture, limited liability company or other entity in which the Company owns 50% or more of the equity ownership interests, directly or indirectly (as determined by the Committee, as defined below) (any such entity being referred to herein as an "Eligible Affiliate"), and consultants and independent contractors providing services to the Company or an Eligible Affiliate. In addition to the aforementioned discretionary grants, this Plan provides for automatic option grants to non-employee members of the Board of Directors of the Company ("Board").

    This Plan will serve as the successor to the Company's existing 1992 Incentive Stock Compensation Plan and 1994 Non-Employee Directors Stock Option Plan ("Predecessor Plans"), and no further awards will be made under the Predecessor Plans from and after the adoption of this Plan by the Company's stockholders on the Effective Date. All outstanding awards under the Predecessor Plans on the Effective Date will be incorporated into this Plan and will accordingly be treated as outstanding awards under this Plan. However, each outstanding award so incorporated will continue to be governed solely by the express terms and conditions of the agreements evidencing such award, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated awards with respect to their acquisition of shares of the Company's Common Stock ("Common Stock") thereunder.

1.2 ADMINISTRATION OF THE PLAN

    A. COMMITTEE. The Plan will be administered by a committee or committees appointed by the Board and consisting of two or more members of the Board. The Board may delegate responsibility for administration of the Plan with respect to designated grant and award recipients to different committees, subject to such limitations as the Board deems appropriate. Members of a committee will serve for such term as the Board may determine, and may be removed by the Board at any time. The term "Committee," when used in this Plan, refers to the committee that has been delegated authority with respect to a matter.

    In determining the composition of any committee or subcommittee, the Board or committee, as the case may be, shall consider the desirability of compliance with the compositional requirements of (i) Rule 16b-3 of the Securities and Exchange Commission with respect to award holders who are subject to the trading restrictions of Section 16(b) of the Securities and Exchange Act of 1934 ("1934 Act") with respect to securities of the Company and (ii) Section 162(m) of the Internal Revenue Code ("Code"), but shall not be bound by such compliance.

    B. AUTHORITY. Subject to the provisions of the Plan, each Committee has full authority to administer the Plan within the scope of its delegated responsibilities, including authority to interpret and construe any relevant provision of the Plan, to adopt rules and regulations that it deems necessary, to determine which individuals are Eligible Individuals and which Eligible Individuals are to receive grants and/or awards under the Plan, to determine the amount and/or number of shares subject to such a grant or award, and to determine the terms of such a grant or award made under the Plan (which terms need not be identical). Decisions of a Committee made within the discretion delegated to it by the Board are final and binding on all persons.

1.3 STOCK SUBJECT TO THE PLAN

    A. NUMBER OF SHARES. Shares of the Company's Common Stock available for issuance under the Plan will be drawn from the Company's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Company on the open market. Subject to adjustment in accordance with the terms of the Plan, the number of shares of Common Stock that may be issued under the Plan will not exceed 190,000 shares with not more than 40,000 of such shares available for issuance as either restricted stock, performance shares or performance units.

    B. SHARE COUNTING. In determining whether the number of shares issued under the Plan exceeds the maximum number set forth in Paragraph 1.3A, only the net number of shares actually issued under an award shall count against the limit. Thus, if any outstanding grant or award under the Plan (including awards under the Predecessor Plans) expires, is terminated, is cancelled or is forfeited for any reason after the Effective Date but before the full number of shares governed by the grant or award are issued, those remaining shares will not be charged against the limit in Paragraph 1.3A above and will be available for subsequent grants and awards under the Plan. Shares issued under the Plan (or the Predecessor Plans) and subsequently forfeited to or repurchased by the Company after the Effective Date will be available for subsequent grants and awards under this Plan. If shares held by an awardholder are delivered to the Company, or are withheld from shares otherwise issuable under the award, in payment of all or a portion of the exercise price or tax withholding obligations under the award (including awards incorporated into this Plan from the Predecessor Plans), only the net number of shares issued by the Company (i.e., the gross number less the shares delivered or withheld) shall be counted toward the limit of Paragraph 1.3A. Any shares issued or grants settled by the Company pursuant to the assumption or substitution of outstanding grants or grant commitments from an acquired company or other entity (whether acquired through the acquisition of stock, assets or otherwise) shall not be counted against the limitations set forth in Paragraph 1.3A.

    C. ADJUSTMENTS. If any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities and, if applicable, price per share in effect under automatic option grants to directors and each outstanding grant and award under the Plan, (iii) the maximum number of shares issuable to one individual pursuant to Paragraph 1.3D,
(iv) the maximum number of shares issuable without consideration pursuant to Paragraph 1.3A, and (v) the maximum number of shares which may be added to the Plan upon repurchase pursuant to Paragraph 1.3B. The purpose of these adjustments will be to preclude the enlargement or dilution of rights and benefits under the grants and awards.

    D. INDIVIDUAL LIMIT. No Eligible Individual will receive options, restricted stock, performance shares, performance units, or any combination of each under this Plan for more than 90,000 shares (subject in each case to adjustment as provided in Paragraph 1.3C) plus shares issuable under options granted pursuant to Paragraph 2.4 during any consecutive twelve-month period.

                                  ARTICLE TWO
                                    OPTIONS

2.1 TYPE AND TERM

    The Committee has full authority to determine whether options are to be incentive stock options ("Incentive Options") that satisfy the requirements of
Section 422 of the Internal Revenue Code or non-qualified options not intended to satisfy those requirements ("Non-Qualified Options"), the time or times at which grants become exercisable, the maximum term for which grants remain outstanding and the remaining terms of options, subject to the remaining provisions of the Plan.

2.2 PRICE

    The option price per share will be fixed by the Committee; PROVIDED, HOWEVER, that in no event will the option price per share be less than 100% of the Fair Market Value (defined below) of a share of Common Stock on the date of the grant.

2.3 EXERCISE AND PAYMENT

    After any option granted under the Plan becomes exercisable, it may be exercised by notice to the Company, in such form as the Committee shall authorize, at any time before termination of the option. The option price will be payable in full in cash or check made payable to the Company; PROVIDED, HOWEVER, that the Committee may, either at the time the option is granted or at any subsequent time, and subject to such limitations as it may determine, authorize payment of all or a portion of the option price in one or more of the following alternative forms:

    (A) a promissory note authorized pursuant to Paragraph 5.3;

    (B) in shares of Common Stock valued as of the Exercise Date (defined below) and held for the requisite period to avoid a charge to earnings; or

    (C) through a sale and remittance procedure under which the option holder delivers, in such form as the Committee shall authorize, an exercise notice and irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds to pay the option price.

For purposes of Subparagraph (B) immediately above, the "Exercise Date" is the date on which notice, in such form as the Committee shall authorize, of the exercise of the option is delivered to the Company. In all other cases, the Exercise Date is the date on which notice and actual payment is received by the Company.

2.4 ADDITIONAL OPTIONS UPON EXERCISE

    An option may provide, to the extent subject to such terms as the Committee authorizes, that upon the exercise of the option, the holder will automatically be granted a new option covering that number of shares equal to (i) the number of shares delivered to the Company by the holder, or withheld from shares otherwise issuable to the holder upon exercise, in payment of the exercise price of the option or the tax withholding obligations attributable thereto and\or
(ii) that number of shares with a then Fair Market Value equal to the amount of the withholding obligations paid in cash by the holder.

2.5 STOCKHOLDER RIGHTS

    An option holder will have no stockholder rights with respect to any shares covered by an option before the Exercise Date of the option.

2.6 SEPARATION FROM SERVICE

    The Committee will determine and set forth in each option whether the option will continue to be exercisable, and the terms of such exercise, on and after the date that an optionee ceases to be employed by or to provide services to the Company or an Eligible Affiliate. The date of termination of an optionee's employment or services will be determined by the Committee, which determination will be final.

2.7 INCENTIVE OPTIONS

    Options granted under the Plan that are intended to be Incentive Options will be subject to the following additional terms:

    (A) DOLLAR LIMIT. To the extent that the aggregate fair market value (determined as of the respective date or dates of grant) of shares with respect to which options that would otherwise be Incentive Options are exercisable for the first time by any individual during any calendar year under the Plan (or any other plan of the Company, a parent or subsidiary corporation or predecessor thereof) exceeds the sum of $100,000 (or a greater amount permitted under the Internal Revenue Code), whether by reason of acceleration or otherwise, those options will not be treated as Incentive Options. In making this determination, options will be taken into account in the order in which they were granted.

    (B) 10% STOCKHOLDER. If any employee to whom an Incentive Option is to be granted is, on the date of grant, the owner of stock (determined using the attribution rules of Section 424(d) of the Internal Revenue Code) possessing more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary ("10% Stockholder"), then the following special provisions will apply to the option granted to that individual:

        (1) The option price per share of the stock subject to that Incentive Option will not be less than 110% of the Fair Market Value of the option shares on the date of grant; and

        (2) The option will not have a term in excess of 5 years from the date of grant.

    (C) TERM. In no event will an Incentive Option be exercisable after the expiration of ten (10) years from the date of grant of such option.

    (D) EMPLOYEES. Incentive Options may only be granted to employees of the Company or of a parent or subsidiary.

    (E) PARENT AND SUBSIDIARY. For purposes of this Paragraph, "parent" and "subsidiary" will have the meaning attributed to those terms, as they are used in Section 422(b) of the Internal Revenue Code.

2.8 TRANSFERABILITY

    During the lifetime of the optionee, options will be exercisable only by the optionee and will not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution following the optionee's death. However, if and to the extent that the Committee so authorizes at the time an award is granted or amended, an option or other award may, in connection with a gift or a domestic relations order, be assigned in whole or in part during the grantee's lifetime to one or more members of the grantee's family or to a trust, foundation or other entity in which one or more such family members has more than fifty percent (50%) of the beneficial interest. Rights under the assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the award pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the award immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate.

2.9 PROHIBITION ON REPRICING

    No option granted hereunder shall be amended to reduce the exercise price thereof, or surrendered in exchange for a replacement option having a lower price; provided that this Paragraph 2.9 shall not restrict or prohibit any adjustment or other action taken pursuant to Paragraph 1.3C above.

                                 ARTICLE THREE
                   RESTRICTED STOCK, PERFORMANCE SHARES, AND
                               PERFORMANCE UNITS

3.1 RESTRICTED STOCK

    Restricted stock granted under the Plan consists of shares of Common Stock, the retention and transfer of which are subject to such terms, conditions and restrictions (whether based on performance standards or periods of service or otherwise and including repurchase and/or forfeiture rights in favor of the Company) as the Committee shall determine. The terms, conditions and restrictions to which restricted stock is subject will be evidenced by such instruments as the Committee may from time to time approve and may vary from grant to grant. The Committee has the absolute discretion to determine whether any consideration (other than the services of the potential award holder) is to be received by the Company or its Eligible Affiliates as a condition precedent to the issuance of restricted stock.

3.2 PERFORMANCE SHARES

    Performance shares granted under the Plan consist of the right, subject to such terms, conditions and restrictions as the Committee may determine (including, but not limited to continued employment and/or performance standards), to receive a share of Common Stock. Performance shares will be evidenced by such instruments as the Committee may from time to time approve. The terms, conditions and restrictions to which performance shares are subject may vary from grant to grant.

3.3 PERFORMANCE UNITS

    Performance units granted under the Plan consist of the right to receive cash, subject to such terms, conditions and restrictions (including, but not limited to performance standards) as the Committee may determine. Performance units will be evidenced by such instruments as the Committee may from time to time approve. The terms, conditions and restrictions to which performance units are subject may vary from grant to grant.

3.4 CASH PAYMENTS

    The Committee may provide award holders with an election, or require a holder, to receive a portion of the total value of the Common Stock subject to restricted stock or performance shares in the form of a cash payment, subject to such terms, conditions and restrictions as the Committee may specify.

                                  ARTICLE FOUR
                   AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS

4.1 AUTOMATIC STOCK OPTION GRANTS

    A. GRANT DATES. Each year, on the first business day following the date of the annual meeting of stockholders of the Company, or any adjournment thereof, at which directors of the Company are elected, each director of the Company who is not an employee of the Company or one of its Eligible Afilliates (an "Eligible Indpendent Director) will receive an option to purchase 1500 shares of Common Stock (an "Automatic Option"), subject to adjustment under
Paragraph 1.3C of this Plan. There shall be no limit on the number of such 1500-share Automatic Option Grants any one Eligible Independent Director may receive over his or her period of Board service.

    B. TERMS AND CONDITIONS. The terms and conditions applicable to each Automatic Option will be as follows:

           (1) PRICE. The option price per share will be equal to one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the date of grant.

           (2)  TERMS.  Each Automatic Option will have a term of ten
       (10) years, measured from the date of grant.

           (3) EXERCISE OF OPTIONS. Each 1500-share Automatic Option shall become exercisable with respect to 375 shares on each of the first four anniversaries of the date of grant (unless sooner exercisable pursuant to the terms hereof).

           (4) PAYMENT. Upon exercise of the Automatic Option, the option price for the purchased shares will become payable immediately in cash or in shares of Common Stock that the optionee has held for at least six
       (6) months. Payment may also be made through a sale and remittance procedure under which the option holder delivers, in such form as the Committee shall authorize, an exercise notice and irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds to pay the option price. To the extent that the exercise price of an Automatic Option (or any tax obligations attributable thereto) is paid in shares of Common Stock (whether delivered to the Company by the holder or withheld from shares otherwise issuable upon exercise), the holder will automatically be granted a new Automatic Option covering the number of shares so delivered or withheld. The terms of the new Automatic Option shall be the same as the Automatic Option so exercised, except that the per share exercise price of the new Automatic Option shall be the fair market value of one share of Common Stock on the date of grant of the new Automatic Option and the term of the new Automatic Option shall be equal to the remaining term of the Automatic Option so exercised.

           (5) CESSATION. In the event the optionee ceases to provide services to the Company or its subsidiaries as a director, an employee, a consultant or an independent contractor, for any reason other than death or disability or the retirement of the optionee from the Board, the Automatic Option may be exercised for the number of shares for which the Automatic Option is exercisable at the time of the optionee's cessation of Board service, within the term of the Automatic Option, for a period of twelve (12) months after the date of such cessation. In the event the optionee ceases to provide services to the Company or its subsidiaries as a director, an employee, a consultant or an independent contractor by reason of the optionee's death or disability or retirement from the Board, the Automatic Option may be exercised for any or all of the shares at the time subject to the Automatic Option as fully-vested shares of Common Stock, within the term of the Automatic Option. For purposes of the Automatic Option, "retirement" shall mean the optionee ceasing to serve as a director of the Company, for any reason other than the optionee's removal for cause, after having served as a director of the Company for an aggregate of at least five (5) full years. In the case of death, the Automatic Option may be exercised within such period by the estate or heirs of the optionee.

           (6)  SPECIAL ACCELERATION AND TERMINATION OF OPTION.

               (a) CORPORATE TRANSACTION. In the event the outstanding Common Stock of the Company shall be converted or exchanged for different securities of the Company or securities of any other corporation as a result of a sale, merger, recapitalization, reclassification, reorganization or liquidation (each, a "Corporate Transaction"), the Automatic Option shall, immediately prior to the effective date of such Corporate Transaction, become immediately exercisable with respect to all of the shares at the time subject to the Automatic Option. However, if such Corporate Transaction does not also constitute a Change in Control (as defined below), an outstanding Automatic Option shall not so accelerate if and to the extent that such Automatic Option is assumed or replaced by a comparable option pursuant to a written agreement by the successor corporation or parent or subsidiary thereof. Each such Automatic Option shall terminate upon consummation of the Corporate Transaction, except to the extent assumed or replaced. Each Automatic Option which is assumed in connection with a Corporate Transaction, shall be appropriately adjusted to apply to the number and class of securities which would have been issuable to the optionee in consummation of such Change in Control had the Automatic Option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share, provided the aggregate exercise price shall remain the same.

               (b) CHANGE IN CONTROL. Each Automatic Option shall become immediately exercisable with respect to all of the shares at the time subject to the Automatic Option upon a Change in Control. For purposes of the Automatic Options issued under this Plan, a "Change in Control" shall mean one or more of the following:

                   (i) The acquisition, directly or indirectly by any person or related group of persons (as such term is used in Sections 13(d) and 14(d) of the 1934 Act), but other than the Company or a person that directly or indirectly controls, is controlled by, or is under control with the Company, of beneficial ownership (as defined in Rule 13d-3 of the 1934 Act) of securities of the Company that results in such person or related group of persons beneficially owning securities representing 40% or more of the combined voting power of the Company's then-outstanding securities;

                   (ii) A merger or consolidation to which the Company is a
               party, if (I) the beneficial owners of the Company's securities immediately before the transaction, do not, immediately after the transaction, have beneficial ownership of securities of the surviving entity or parent thereof representing at least 50% of the combined voting power of the then-outstanding securities of the surviving entity or parent, and (II) the directors of the Company immediately prior to consummation of the transaction do not constitute at least a majority of the board of directors of the surviving entity or parent upon consummation of the transaction;

                  (iii) A change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases by reason of one or more contested elections for Board membership, to be comprised of individuals who either (I) have been Board members since the beginning of such period or (II) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (I) who were still in office at the time the Board approved such election or nomination; or

                   (iv) The sale, transfer or other disposition of all or
               substantially all of the Company's assets in complete liquidation or dissolution of the Company unless (I) the beneficial owners of the Company's securities immediately before the transaction have, immediately after the transaction, beneficial ownership of securities representing at least 50% of the combined voting power of the then-outstanding securities of the entity acquiring the Company's assets, and (II) the directors of the Company immediately prior to consummation of the transaction constitute a majority of the board of directors of the entity acquiring the Company's assets upon consummation of the transaction.

4.2 NO DISCRETION; EFFECT ON OTHER AWARDS

    No person will have any discretion to select which Eligible Independent Directors will be granted automatic awards under this Article 4 or to determine the number of shares of Common Stock subject thereto. However, nothing in this Plan will be construed to prevent an Eligible Independent Director from either declining to receive an award under this
Article 4 or to receive a discretionary award under the Plan or any other compensatory plan or arrangement. This Article 4 and the terms of awards granted thereunder may be amended at any time by action of the Board of Directors, subject only to the limitations of Paragraph 5.1.

                                  ARTICLE FIVE
                                 MISCELLANEOUS

5.1 AMENDMENT

    A. BOARD ACTION. The Board may amend, suspend or discontinue the Plan in whole or in part at any time; PROVIDED, HOWEVER, that (1) except to the extent necessary to qualify as Incentive Options any or all options granted under the Plan that are intended to so qualify, such action shall not adversely affect a holder's rights and obligations with respect to grants and awards at the time outstanding under the Plan and (2) certain amendments may, as determined by the Board in its sole discretion, require stockholder approval pursuant to applicable laws or regulations.

    B. MODIFICATION OF GRANTS AND AWARDS. The Committee has full power and authority to modify or waive any or all of the terms, conditions or restrictions applicable to any outstanding grant or award under the Plan, to the extent not inconsistent with the Plan; PROVIDED, HOWEVER, that no such modification or waiver shall, without the consent of the holder of the grant or award, adversely affect the holder's rights thereunder; and PROVIDED, FURTHER, subject to the provisions of Paragraph 1.3C hereof, the Committee shall have no authority to reprice outstanding options, whether through amendment, cancellation or replacement grants.

    C. OTHER PROGRAMS. Nothing in this Plan shall prevent the Company from adopting any other compensation program, including programs involving equity compensation, for employees, directors or consultants. The adoption or amendment of any such program shall not be considered an amendment to this Plan.

5.2 TAX WITHHOLDING

    A. OBLIGATION. The Company's obligation to deliver shares or cash upon the exercise of grants and awards under the Plan is subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

    B. STOCK WITHHOLDING. The Committee may require or permit, in its discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of SEC Rule 16b-3), any or all holders of outstanding grants or awards under the Plan to elect to have the Company withhold, from the shares of Common Stock otherwise issuable pursuant to such grant or award, one or more of such shares with an aggregate Fair Market Value equal to the Federal, State and local employment and income taxes ("Taxes") incurred in connection with the acquisition of such shares. Holders of grants or awards under the Plan may also be granted the right to deliver previously acquired shares of Common Stock held for the requisite period to avoid a charge to earnings in satisfaction of such Taxes. The withheld or delivered shares will be valued at Fair Market Value on the applicable determination date for such Taxes.

5.3 FINANCING

    In order to assist an award holder (including an employee who is an officer or director of the Company) in the acquisition of shares of Common Stock pursuant to an award granted under the Plan, the Committee may authorize, at either the time of the grant of an award or the time of the acquisition of Common Stock pursuant to the award (i) the extension of a loan to the award holder by the Company,

(ii) the payment by the award holder of the purchase price, if any, of the Common Stock in installments or (iii) the guarantee by the Company of a loan obtained by the award holder from a third party. The terms of any loans, guarantees or installment payments, including the interest rate and terms of repayment, will be subject to the discretion of the Committee. Loans, installment payments and guarantees may be granted without security, the maximum credit available being the purchase price, if any, of the Common Stock acquired plus the maximum Federal and state income and employment tax liability that may be incurred in connection with the acquisition.

5.4 VALUATION

    For all purposes under this Plan, the fair market value per share of Common Stock on any relevant date under the Plan ("Fair Market Value") will be determined as follows:

           (1) NATIONAL EXCHANGE. If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the Fair Market Value will be the closing selling price per share of Common Stock on the day before the date in question on the stock exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the day before the date in question, then the Fair Market Value will be the closing selling price on the exchange on the last preceding date for which such quotation exists.

           (2) NASDAQ. If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded in the over-the-counter market, the fair market value will be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist will be determinative of Fair Market Value.

           (3) COMMITTEE. Notwithstanding the foregoing, if the Committee determines that, as a result of circumstances existing on any date, the use of the above rules is not a reasonable method of determining Fair Market Value on that date or if Common Stock is not at the time listed or admitted to trading as outlined above, the Committee may use such other method as, in its judgment, is reasonable.

5.5 EFFECTIVE DATE AND TERM OF PLAN

    A. EFFECTIVE DATE. This Plan shall be effective from and after January 24, 2001 (the "Effective Date"), subject to approval by the shareholders of the Company. No option or award granted hereunder shall be of any force or effect unless and until this Plan shall have been so approved.

    B. TERM. No options or other awards may be granted under the Plan after March 21, 2011 ("Termination Date"), the date ten years following approval of the Plan by the shareholders of the Company. Subject to this limit, the Committee may make grants and awards under the Plan at any time after the Effective Date of the Plan and before the Termination Date.

5.6 USE OF PROCEEDS

    Any cash proceeds received by the Company from the sale of shares pursuant to grants and awards under the Plan will be used for general corporate purposes.

5.7 NO EMPLOYMENT/SERVICE RIGHTS

    Neither the establishment of this Plan, nor any action taken under the terms of this Plan, nor any provision of this Plan will be construed to grant any individual the right to remain in the employ or service of the Company (or any subsidiary or parent of the Company) for any period of specific duration, and the Company (or any subsidiary or parent of the Company retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause. Nothing contained in this Plan or in any grant or award under this Plan will affect any contractual rights of an employee or other service provider pursuant to a written employment or service agreement executed by both parties.

5.8 DEFERRAL OF AWARDS

    The Committee may, subject to such terms as it shall determine, permit the holder of an award under the Plan to elect to defer receipt of shares or cash otherwise payable under the award.

5.9 CORPORATE TRANSACTIONS

    The Committee may determine and set forth in each award, either at the time of grant or by amendment thereafter, the effect, if any, that any sale of stock or assets, merger, combination, spinoff, reorganization, or liquidation of the Company will have upon the term, exercisability and/or vesting of outstanding awards; provided that any awards that are continued, assumed or replaced with comparable awards in connection with any transaction will be adjusted as provided in Paragraph 1.3C. The grant of awards under this Plan will in no way affect the right of the issuer of Common Stock to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

PROXY
                        AMERON INTERNATIONAL CORPORATION
            245 SOUTH LOS ROBLES AVENUE, PASADENA, CALIFORNIA 91101

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James S. Marlen, Javier Solls and Gary Wagner, and each of them, with full power of substitution in each, proxies to vote all the shares of Ameron International Corporation ("Ameron") Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held March 21, 2001, and at any adjournment thereof, upon the following matters as specified and in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.





                                                                  --------------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                  --------------

--------------------------------------------------------------------------------
                             -FOLD AND DETACH HERE-

/x/ Please mark your
    votes as in this
    example.
    This proxy when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted FOR Proposals 1, 2 and 3, and AGAINST Proposal 4.


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

                FOR       WITHHELD   WITHHELD only
                ALL       FOR ALL    for Nominees
                NOMINEES  NOMINEES   Listed Below*
                                                                                                                FOR  AGAINST ABSTAIN
1. Election of  / /        /  /      /  /         Nominees:  J. Michael Hagen  2. Ratify the appointment of      / /    / /     / /
   Directors.                                                Terry L. Haines      Deloitte & Touche LLP,
                                                             Alan L. Ockene       independent public
                                                                                  accountants.

                                                                               3. Proposal to Approve 2001       / /    / /     / /
                                                                                  Stock Incentive Plan.

*Vote withheld from the following nominee(s) only: (write the name of the nominee(s) in the space below)

------------------------------------------------------------------------------------------------


                                                                      The Board of Directors recommends a vote AGAINST proposal 4.
                                                                                                                FOR  AGAINST ABSTAIN
                                                                             4. Stockholder proposal set        / /     / /     / /
                                                                                forth in the accompanying
                                                                                proxy statement.

                                                                                      Yes, I plan to attend    / /
                                                                                      the Annual Meeting

                                                                                      No, I do not plan to
                                                                                      attend the Annual
                                                                                      Meeting                  / /

SIGNATURE(S)                                                        DATE
            -------------------------------------------------------      -----------------
NOTE: Please sign exactly as name appears hereon.  Joint owners should each sign. When signing as attorney, executor, administrator, trustee of guardian, please give full title as such.  If signer is a corporation, please sign the corporate name by duly authorized officer.

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                                                            -FOLD AND DETACH HERE-


                                 ANNUAL MEETING
                                       OF
                        AMERON INTERNATIONAL CORPORATION


                           WEDNESDAY, MARCH 21, 2001
                           THE PASADENA HILTON HOTEL
                                   9:00 A.M.
                            THE CALIFORNIA BALLROOM
                          150 SOUTH LOS ROBLES AVENUE
                               PASADENA, CA 91101

YOUR VOTE IS IMPORTANT TO US. PLEASE DETACH THE ABOVE PROXY CARD, AND SIGN, DATE
AND MAIL IT USING THE ENCLOSED REPLY ENVELOPE AT YOUR EARLIEST CONVENIENCE EVEN
IF YOU PLAN TO ATTEND THE MEETING. YOUR VOTE IS HELD IN CONFIDENCE BY OUR OUTSIDE
TABULATOR, FIRST CHICAGO TRUST COMPANY OF NEW YORK.


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